Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES 2018 THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

Revenue increased 56%, Gross Profit rose 113%

Gross Profit Margin was 15.8%, EBITDA improved 157% from prior year

Conference call to be held today at 9:00 A.M. EST

HOUSTON, TX, November 6, 2018 -- Vertex Energy, Inc. (VTNR), a specialty refiner and marketer of high-quality hydrocarbon products, announced today its financial results for the three months and nine months ended September 30, 2018.

2018 THIRD QUARTER FINANCIAL HIGHLIGHTS

•	Consolidated revenue increased to $50.6 million, a 56% increase from the third quarter of 2017.
•	Gross profit was $8.0 million, an increase of 113% from the same period in 2017.
•	Gross profit margin was 15.8%.
•	Total overall volume was up 6%.
•	Consolidated per barrel margin increased 100%, compared to the same period in 2017.
•	Net loss available to common shareholders was $4.6 million, or loss of $0.13 per share.
•	Income from operations was $0.6 million.

2018 YEAR-TO-DATE FINANCIAL RESULTS

•	Consolidated revenue increased to $138.9 million, a 33% improvement from the same period in 2017.
•	Gross profit was $24.5 million, an increase of approximately 84% from the same period in 2017.
•	Gross profit margin was 17.6%.
•	Total overall volume decreased 2%.
•	Consolidated per barrel margin rose 87%, compared to the same period in 2017.
•	Net loss available to common shareholders was $6.7 million, or loss of $0.20 per share.
•	Income from operations was $2.6 million.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, Inc., stated, “We reported improved quarterly revenue and EBITDA. Our revenue for the quarter rose approximately 56 percent to 50.6 million dollars, gross profit grew 113 percent to 8.0 million dollars, and our EBITDA was 0.3 million dollars.”

Mr. Cowart added, “We are happy with the operational performance of our business. Our cost effective strategy of building a regional collection and aggregation system has proven successful. We anticipate that our system, along with the capital investments we have been making, will continue to benefit our operating performance moving forward. In addition, we plan to continue to grow our collections through acquisitions and organic growth.”

Mr. Cowart, concluded, “There are additional catalysts for our business that we believe can lead to long-term positive returns. First, the shift of our production to the Marine Fuel Market is expected to allow us to leverage our low sulfur fuel for ships when IMO 2020 regulations begin to transition into effect in 2019. Second, we currently anticipate entering into a transaction by the end of 2018 in order to raise capital for our Heartland and Myrtle Grove facilities.”

THIRD QUARTER 2018 FINANCIAL RESULTS CONFERENCE CALL DETAILS

Management will host a conference call on November 6, 2018 at 9 A.M. EST. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 1-201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at www.vertexenergy.com

A digital replay will be available by telephone approximately two hours after the completion of the call until March 31, 2019, and may be accessed by dialing 1-877-660-6853 from the U.S. or 1-201-612-7415 for international callers, using conference ID #13683687.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. With its headquarters in Houston, Texas, Vertex is one of the largest processors of used motor oil in the U.S. and has processing capacity of over 115 million gallons annually with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41 acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. Vertex has implemented a cost-effective strategy for building its feedstock supply by establishing a successful self-collection and aggregation system. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry in North America. For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.'s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc. Reconciliation of Net Income (Loss) to Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)*

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net (loss) income attributable to Vertex Energy, Inc.	$(2,287,880)	$(2,983,932)	$(2,016,434)	$(8,047,846)
Add (deduct):
Interest Income	—	(1,519)	(659)	(5,748)
Interest Expense	798,800	733,459	2,448,771	2,688,394
Depreciation and amortization	1,806,839	1,697,821	5,234,014	4,942,911
Tax (expense) benefit	—	—	—	—

EBITDA*	317,759	(554,171)	5,665,692	(422,289)

Add (deduct):
Gain (loss) on change in value of derivative warrant liability	2,169,133	(1,371,461)	2,124,971	(2,676,902)
Add (deduct): Stock-Based compensation	165,057	163,002	494,779	460,475

Adjusted EBITDA	$2,651,949	$(1,762,630)	$8,285,442	$(2,638,716)

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as

EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
•	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$1,840,345	$1,105,787
Accounts receivable, net	14,380,264	11,288,991
Federal income tax receivable	137,212	—
Inventory	6,646,171	6,304,842
Prepaid expenses	3,973,105	1,771,832
Total current assets	26,977,097	20,471,452

Noncurrent assets
Fixed assets, at cost	66,781,807	65,237,652
Less accumulated depreciation	(18,671,219)	(16,617,824)
Fixed assets, net	48,110,588	48,619,828
Goodwill and other intangible assets, net	13,210,821	14,499,354
Federal income tax receivable	137,211	274,423
Other assets	694,059	440,417
TOTAL ASSETS	$89,129,776	$84,305,474

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$9,805,852	$10,318,738
Dividends payable	479,311	420,713
Capital leases-current	92,900	—
Current portion of long-term debt, net of unamortized finance costs	2,167,171	1,616,926
Derivative commodity liability	601,534	—
Revolving note	5,999,733	4,591,527
Total current liabilities	19,146,501	16,947,904
Long-term liabilities
Long-term debt, net of unamortized finance costs	14,483,702	13,531,179
Capital leases-long-term	322,538	—
Contingent consideration	108,564	236,680
Derivative warrant liability	4,370,379	2,245,408
Total liabilities	38,431,684	32,961,171

COMMITMENTS AND CONTINGENCIES	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,551,549 and 3,427,597 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively with a liquidation preference of $11,009,802 and $10,625,551 at September 30, 2018 and December 31, 2017, respectively.	8,432,160	7,190,467

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 11,074,331 and 13,151,989 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively with a liquidation preference of $17,275,956 and $20,517,103 at September 30, 2018 and December 31, 2017, respectively.	14,387,804	15,769,478
Total Temporary Equity	22,819,964	22,959,945

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 453,567 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively with a liquidation preference of $625,590 and $675,815 at September 30, 2018 and December 31, 2017, respectively.	420	454

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, 31,568 shares issued and outstanding at December 31, 2017, with a liquidation preference of $3,156,800 at December 31, 2017.	—	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 38,840,890 and 32,658,176 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively.	38,841	32,658
Additional paid-in capital	72,974,146	67,768,509
Accumulated deficit	(45,508,871)	(39,816,300)
Total Vertex Energy, Inc. stockholders' equity	27,504,536	27,985,353
Non-controlling interest	373,592	399,005
Total Equity	27,878,128	28,384,358
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$89,129,776	$84,305,474

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$50,632,948	$32,470,451	$138,918,913	$104,153,844
Cost of revenues (exclusive of depreciation and amortization shown separately below)	42,593,367	28,696,461	114,434,776	90,864,044
Gross profit	8,039,581	3,773,990	24,484,137	13,289,800

Operating expenses:
Selling, general and administrative expenses	5,658,659	5,690,761	16,668,692	16,280,495
Depreciation and amortization	1,806,839	1,697,821	5,234,014	4,942,911
Total operating expenses	7,465,498	7,388,582	21,902,706	21,223,406
Income (loss) from operations	574,083	(3,614,592)	2,581,431	(7,933,606)
Other income (expense):
Interest income	—	1,519	659	5,748
Gain (loss) on sale of assets	—	25,693	51,523	(13,806)
Gain (loss) on change in value of derivative warrant liability	(2,169,133)	1,371,461	(2,124,971)	2,676,902
Interest expense	(798,800)	(733,459)	(2,448,771)	(2,688,394)
Total other income (expense)	(2,967,933)	665,214	(4,521,560)	(19,550)
Income (loss) before income tax	(2,393,850)	(2,949,378)	(1,940,129)	(7,953,156)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	(2,393,850)	(2,949,378)	(1,940,129)	(7,953,156)
Net income (loss) attributable to non-controlling interest	(105,970)	34,554	76,305	94,690
Net income (loss) attributable to Vertex Energy, Inc.	(2,287,880)	(2,983,932)	(2,016,434)	(8,047,846)

Accretion of discount on Series B and B-1 Preferred Stock	(515,698)	(424,480)	(1,444,376)	(1,267,778)
Accrual of dividends on Series B and B-1 Preferred Stock	(1,831,794)	(420,713)	(3,191,217)	(1,256,921)
Net income (loss) available to common shareholders	$(4,635,372)	$(3,829,125)	$(6,652,027)	$(10,572,545)
Income (loss) per common share
Basic	$(0.13)	$(0.12)	$(0.20)	$(0.32)
Diluted	$(0.13)	$(0.12)	$(0.20)	$(0.32)
Shares used in computing earnings per share
Basic	35,144,113	32,655,135	33,843,721	32,651,961
Diluted	35,144,113	32,655,135	33,843,721	32,651,961

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities
Net loss	$(1,940,129)	$(7,953,156)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation expense	494,779	460,475
Depreciation and amortization	5,234,014	4,942,911
(Gain) loss on sale of assets	(51,523)	13,806
(Increase) decrease in fair value of derivative warrant liability	2,124,971	(2,676,902)
Loss on commodity derivative contracts	1,859,234	—
Net cash settlements on commodity derivatives	(2,386,897)	—
Amortization of debt discount and deferred costs	474,360	571,635
Changes in operating assets and liabilities
Accounts receivable	(3,091,273)	2,054,774
Inventory	(341,329)	(195,977)
Prepaid expenses	(1,072,076)	(65,603)
Accounts payable, accrued expenses, and other liabilities	(641,003)	329,959
Other assets	(253,642)	129,500
Net cash provided by (used in) operating activities	409,486	(2,388,578)

Cash flows from investing activities
Acquisition of SES	(269,826)	—
Acquisition of Acadiana	—	(710,350)
Acquisition of Nickco	—	(1,126,730)
Acquisition of Ygriega	—	(162,500)
Purchase of fixed assets	(1,813,904)	(1,842,237)
Proceeds from sale of fixed assets	6,848	297,718
Net cash used in investing activities	(2,076,882)	(3,544,099)

Cash flows from financing activities
Payments on capital leases	(34,660)	—
Payment of debt issuance costs	—	(1,718,090)
Line of credit (payments) proceeds, net	1,408,206	1,012,444
Proceeds from note payable	4,024,964	16,570,929
Payments on note payable	(2,996,556)	(12,013,925)
Net cash provided by financing activities	2,401,954	3,851,358
Net change in cash, cash equivalents and restricted cash	734,558	(2,081,319)
Cash, cash equivalents, and restricted cash at beginning of the period	1,105,787	3,206,158
Cash, cash equivalents, and restricted cash at end of period	$1,840,345	$1,124,839
SUPPLEMENTAL INFORMATION
Cash paid for interest	$2,034,275	$1,328,401
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$34	$36
Conversion of Series B-1 Preferred Stock into common stock	$4,616,354	$119,440
Accretion of discount on Series B and B-1 Preferred Stock	$1,444,376	$1,267,778
Dividends-in-kind accrued on Series B and B-1 Preferred Stock	$3,191,217	$1,256,920
Equipment acquired under capital leases	$450,098	$—
Contingent consideration on Nickco acquisition	$—	$236,680
Common restricted shares for Nickco acquisition	$—	$474,000
Return of common shares for sale escrow	$—	$1,109